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                                                                    EXHIBIT 23.2

The Board of Directors
MeriStar Hospitality Corporation

We consent to incorporation by reference in the registration statement (No. 333-60463) on Form S-8 (MeriStar Hospitality Corporation Incentive Plan), the registration statement (No. 333-60465) on Form S-8 (MeriStar Hospitality Corporation Non-employee Director's Incentive Plan), the registration statement (No. 333-66229) on Form S-3, and the registration statement (No. 333-37888) on Form S-8 (MeriStar Hospitality Corporation Employee Stock Purchase Plan) of our report dated March 20, 2002, with respect to the consolidated balance sheets of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K/A of MeriStar Hospitality Corporation.

Washington, D.C.
March 28, 2002